Exhibit 5




                                                        December 24, 2003

The Board of Directors
Murray United Development Corp.
P.O. Box 224
Landing, New Jersey  07850

         Re:  Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Murray United Development Corp. (the "Company"), a Delaware corporation in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 200,000 shares of common stock, par value $0.0001 per share (the "Consultant Shares"), of the Company. Immediately upon the filing of the Registration Statement with the Securities and Exchange Commission and compliance with any requirements of applicable state law, the Consultant Shares will be issued to Dr. William L. Johnson and Dr. George H. Johnson, each of whom is entitled to receive 100,000 of the Consultant Shares.

We are familiar with the proceedings taken in connection with the authorization and issuance of the Consultant Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporate Law of the State of Delaware, and we express no opinion with respect to the applicability thereto of any other laws. Subject to the foregoing and to the assumption set forth in the previous paragraph, it is our opinion that the Consultant Shares have been duly authorized and, when issued, will be validly issued, fully paid and non- assessable.

This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              HALEY WEINBLATT & CALCAGNI, LLP

                                              By: / s / JOHN R. CALCAGNI
                                                 ------------------------------
                                                  John R. Calcagni, Partner